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                                                                   Exhibit 10(q)

                            OXFORD HEALTH PLANS, INC.
                             STOCK OPTION AGREEMENT

                  THIS AGREEMENT, made as of the 1st day of December, 2000 (the "Effective Date"), by and between Oxford Health Plans, Inc., a Delaware corporation (the "Corporation"), and Daniel Gregoire (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Corporation and the Employee have entered into an employment agreement dated as of the date hereof (the "Employment Agreement") pursuant to which the Employee will serve as the Executive Vice President, General Counsel and Secretary of the Corporation; and

                  WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that it is in the best interests of the Corporation to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. GRANT OF OPTION. The Corporation hereby grants to the Employee the right and option (an "Option") to purchase, subject to the vesting provisions of
Section 3, all or any part of an aggregate of 125,000 shares (the "Option Shares") of the Corporation's common stock, par value $.01 per share ("Common Stock"), at a purchase price per share equal to the closing price of the Corporation's Common Stock on the Effective Date (the "Option Price"). Although the Option is not granted under the Oxford Health Plans, Inc. 1991 Stock Option Plan, a copy of which is attached hereto, (the "Plan") and although the Option Shares will be separately registered with the Securities and Exchange Commission pursuant to Section 10 below and the provisions of the Employment Agreement, the Option shall be governed by the provisions of the Plan (as though it had been granted under the Plan) except as otherwise expressly provided for herein. Without intending to limit the foregoing, the parties hereto agree that the number and type of shares subject to the Option or for which the Option may be exercised as of any date and the Option Price shall be subject to adjustment in accordance with Section IV of the Plan.

         2. TERM OF OPTION. Subject to earlier termination as provided in
Section 4, the Option shall expire and cease to be exercisable on December 1, 2007 (the "Termination Date").

         3. VESTING AND EXERCISABILITY.
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                  (a)      Regular Vesting Schedule. Except as otherwise
                           provided herein, the Option Shares shall vest and become exercisable ratably on a annual basis over the forty-eight month period following the Effective Date ending on December 1, 2004, provided that the Employee is employed by the Corporation on the applicable vesting date, as follows:

                           Number of Shares          Vesting Date
                           ----------------          ------------
                           31,250                    12/1/01
                           31,250                    12/1/02
                           31,250                    12/1/03
                           31,250                    12/1/04

The above vesting schedule will be revised in the event the Corporation's 2001 executive stock option grant provides for a more favorable vesting schedule. Any partial exercise of the Option is limited to the purchase of whole shares of Common Stock.

                  (b) Acceleration of Vesting. In event of a Change in Control (as defined in the Plan) and as otherwise provided in the Employment Agreement, the Options shall become fully vested and exercisable not later than immediately prior to the occurrence of such Change in Control. For the avoidance of doubt, the reference to "Stock Options" at Section I.2.(b)(ii) of the Plan shall be deemed to include the Option.

         4. TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Compensation Committee of the Board and subject to 3(b) above, if the Employee's employment with the Corporation or with a subsidiary of the Corporation is terminated, the term of any then outstanding option held by the Employee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination, and the Option shall be exercisable to the extent it was exercisable as of such last date of the Employee's employment with the Corporation.

         5. METHOD OF EXERCISING OPTION. Full payment for the shares purchased shall be made at the time of any exercise of this Agreement. The purchase price shall be payable to the Corporation either (i) in United States dollars in cash or by check, bank draft, or postal or express money order, or (ii) through the delivery of shares of Stock of the Corporation owned by the Employee for at least six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the full purchase price, or (iii) by a combination of
(i) and (ii) above. To the extent that the Corporation has made or in the future makes available to senior officers of the Corporation holding options to acquire the stock of the Corporation any additional methods for the payment of the purchase price of an option, the Employee may avail himself of such other methods of payment


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         6. ISSUANCE OF SHARES. As promptly as practical after receipt of such written notification of exercise and full payment of the Option Price for the shares purchased and any amounts required to be withheld due to tax withholding obligations, the Corporation shall issue or transfer to the Employee the number of Option Shares with respect to which the Option has been exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and, unless otherwise directed by the Employee, shall deliver to the Employee a certificate or certificates therefor, registered in the Employee's name. The Corporation may postpone such delivery, and shall not be obligated to transfer or issue any shares to the Employee hereunder, until it receives satisfactory proof that the issuance or transfer of such Option Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Any determination in this connection by the Corporation shall be final, binding and conclusive.

         7. CORPORATION; EMPLOYEE. (a) The term "Corporation" as used in this Agreement with reference to employment shall include the Corporation and its subsidiaries, as appropriate.

                  (b) Whenever the word "Employee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Employee" shall be deemed to include such person or persons.

         8. NON-TRANSFERABILITY. Except as otherwise provided herein, the Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Employee's lifetime only by the Employee or his conservator.

         9. RIGHTS AS SHAREHOLDER. Neither the Employee nor any transferee of the Option shall have any of the rights of a shareholder with respect to any Option Shares except to the extent that such Option Shares shall have been issued upon the exercise of the Option as provided herein, and no adjustment shall be made for cash distributions in respect of such Option Shares for which the record date is prior to the date upon which such Employee or transferee shall become the holder of record thereof.

         10. REGISTRATION OF OPTION SHARES. The Corporation agrees to cause the Option Shares to be registered under the Securities Act on or before December 1, 2001. To the extent the Employee is entitled to exercise all or any portion of the Option prior to


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the date on which the Corporation has agreed to register the securities pursuant to the Employment Agreement, the Employee agrees to the placement on certificates representing any Option Shares acquired pursuant to the exercise of all or any portion of such Option of the following legend (the "Legend"):

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

Upon the registration under the Securities Act of the Option Shares acquired pursuant to the exercise of all or any portion of the Option which has become exercisable as described above, or the delivery by the Employee to the Corporation of an opinion of counsel reasonably satisfactory to the Corporation that the Legend is no longer required under the Securities Act, the Corporation shall immediately issue, in exchange for the certificates containing the Legend, new certificates representing the Option Shares without the Legend. The Corporation hereby represents and warrants that the Option Shares, when issued pursuant to the exercise of the Option, will be duly and validly issued, fully paid and non-assessable, and the Employee will have good, valid and marketable title to such Option Shares, free and clear of all liens, security interests, pledges, charges, claims or other encumbrances, whether consensual, statutory or otherwise. Notwithstanding the foregoing, the Employee hereby acknowledges that the Option Shares may be sold or disposed of in the absence of registration only pursuant to an exemption from the registration requirements of the Securities Act.

         11. NOTICES. For purposes of this Agreement, all communications provided for in this Agreement shall be in writing and shall be deemed to be duly given when delivered or (unless otherwise specified) mailed by United States mail.

                  If to the Employee:
                  Daniel Gregoire
                  95 Maple Farm Road
                  Auburn, NH 03032

                  If to the Corporation:
                  Oxford Health Plans
                  48 Monroe Turnpike


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                  Trumbull, CT  06611
                  Attn: President

or to such other address as any party may have furnished to the other in writing in accordance herewith.

         12. BINDING EFFECT. Subject to Section 8 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         13. NO RIGHT TO PERFORM SERVICES Neither the granting of this Option, nor the exercise thereof, shall be construed as granting the Employee any right to perform services for the Corporation or its subsidiaries. Subject to the terms of the Employment Agreement, the right of the Corporation and its subsidiaries to terminate the Employee's services at any time and for any reason, is specifically reserved.

         14. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

         15. ENTIRE AGREEMENT. This Agreement, and the relevant provisions of the Employment Agreement, comprise the whole agreement between the parties hereto with respect to the subject matter hereof, and may not be modified or terminated other than by a writing executed by the Corporation and by the Employee (or, in the event of a permitted transfer pursuant to Section 8, by the Employee's transferees).

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     OXFORD HEALTH PLANS, INC.


                                     By: /s/ NILS LOMMERIN
                                     --------------------------
                                     Name:    Nils Lommerin
                                     Title: EVP Operations & Corporate Services


                                     /s/ DANIEL GREGOIRE
                                     -------------------------
                                     Daniel Gregoire


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